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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF AURORA ELECTRONICS, INC.

                            NAME                              JURISDICTION OF INCORPORATION
                            ----                              -----------------------------
Aurora Electronics Group, Inc...............................  California
Aurora Electronics Limited..................................  United Kingdom